EXHIBIT 32.1

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

In connection with the Annual Report on Form 10-K of Propanc Biopharma, Inc., a Delaware corporation (the “Company”) for the period ended June 30, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report James Nathanielsz, Chief Executive Officer and Principal Executive Officer of Propanc Biopharma, Inc., do hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) that:

(1) The Report of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 15, 2019	/s/ James Nathanielsz
James Nathanielsz
Chief Executive Officer
(Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to Propanc Biopharma, Inc., and will be retained by Propanc Biopharma, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.